EXHIBIT 24

LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

      KNOW ALL BY THESE PRESENTS, that the undersigned, Steven C. Mizell (the "Reporting Person"), hereby constitutes and appoints Gillian A. Hobson, Brandon Brunet, and Ann Cowper as the Reporting Person's true and lawful attorneys-in-fact (each an "Attorney-in-Fact" and, collectively, the "Attorneys-in-Fact"), each, individually or jointly, to have full power to act in my name, place and stead and on my behalf to do and execute all or any of the following acts, deeds and things:

      (1)	prepare, execute in the Reporting Person's name and on
the Reporting Person's behalf, and submit to the United States
Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes, passwords, and passphrases enabling the Reporting Person to make electronic filings with the SEC of reports required by Section 16(a) of the Securities
Exchange Act of 1934 or any rule or regulation of the SEC;

      (2)	execute for and on behalf of the Reporting Person in
the Reporting Person's capacity as an officer or director of Group 1 Automotive, Inc. (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder;

      (3)	do and perform any and all acts for and on behalf of
the Reporting Person which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the SEC and any stock exchange or similar authority; and

      (4)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, and in the best interest of, or legally required by, the Reporting Person.

	The Reporting Person hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Reporting Person might or could do if personally present, with full power of Substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by the virtue of this power of attorney and the rights and powers herein granted. The Reporting Person acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Reporting Person, are not assuming, nor is the Company assuming, any of the Reporting Person's responsibilities to comply with Section 16 of the Exchange Act.

	This Power of Attorney supersedes any power of attorney previously executed by the Reporting Person and shall remain in full force and effect until the Reporting Person is no longer required to file Forms 3, 4 and 5 with respect to the Reporting Person's holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the Reporting Person in a signed writing delivered to the foregoing attorney-in-fact.

	IN WITNESS WHEREOF, the Reporting Person has caused this
Limited Power of Attorney to be executed this 29th day of December 2023.

	/s/ Steven C. Mizell
	Steven C. Mizell